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                                                                    EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statements of SS&C Technologies, Inc. on Forms S-8 (file numbers 333-07205, 333-07207, 333-07211, 333-07213 and 333-52295) of our report dated June 2, 1998, on our audit of the consolidated financial statements of Quantra Corporation as of December 31, 1997 and for the year then ended, which report is included in this Current Report on Form 8-K/A.

                                       /s/ Coopers & Lybrand L.L.P.

Hartford, Connecticut
June 2, 1998